Exhibit 10.3

MASTER NETTING AGREEMENT

MASTER NETTING AGREEMENT (the “Agreement”), dated as of June __, 2025, by and among Interactive Strength Inc., a Delaware corporation with offices located at 1005 Congress Avenue, Suite 925, Austin, TX 78701 (the “Company”), Interactive Strength Treasury LLC, its wholly owned subsidiary, a Delaware limited liability company (the “Treasury Subsidiary”, and together with the Company, the “Borrowers”) and the investor signatory hereto (the “Investor”, and together with the Borrowers, the “Parties” and each a “Party”).

WHEREAS, prior to the date hereof, (a) the Parties and certain other investors have entered into that certain Securities Purchase Agreement, dated June 10, 2025, pursuant to which, among other things, the Investor shall, among other things, acquire secured convertible exchangeable notes issued in one or more series (collectively, the “Notes”) by the Borrowers (the “Securities Purchase Agreement”), which are (x) secured by one or more crypto tokens (the “Tokens”) purchased (or to be purchased) with the net proceeds of the closing of the purchase of each series of Notes and satisfiable solely by net delivery of such Tokens and/or certain cash proceeds from the sale thereof to the Investor and (b) the Borrowers and TR Collateral Management LLC, the collateral agent (the “Collateral Agent”) have entered into (i) that certain Security and Pledge Agreement, dated June __, 2025 (the “Security Agreement”), pursuant to which, among other things, the Borrowers have granted to Collateral Agent, for its benefit and the benefit of the Investor, a security interest in the “Collateral” defined and described therein to secure the Borrowers’ obligations under the Notes, which Collateral includes the Tokens and (ii) those certain Account Control Agreements, dated June __, 2025 (the “Control Agreements”, and together with the Security Agreement, collectively, the “Tokens Agreement”) with BitGo Trust Company, Inc. (the “Custodian”), pursuant to which, among other things, the applicable Tokens shall be held in one or more control account (each, a “Control Account”, and such Tokens in any such Control Accounts (together with an additional Tokens deposited by any other Person pursuant to the Transaction Documents, the “Deposited Tokens”, and any proceeds thereof, the “Token Proceeds”). The Securities Purchase Agreement, the Notes, and the Tokens Agreement are collectively referred to herein as the “Underlying Agreements”;

WHEREAS, the Token Agreements provide, among other things, that (a) the Custodian is a “securities intermediary” (within the meaning of Article 8 of the Uniform Commercial Code) with respect to the Control Account, (b) the Control Account is deemed to consist of a “securities account” (within the meaning of Article 8 of the Uniform Commercial Code) with respect to all financial assets deposited in or credited therein, including, without limitation the Tokens, (c) all property held in or credited to the Control Account from time to time shall be treated as “financial assets” within the meaning of Article 8 of the Uniform Commercial Code and (d) the Collateral Agent has “control” over the Control Account and the “security entitlements” (within the meaning of Article 8 of the Uniform Commercial Code) with respect to financial assets credited thereto;

WHEREAS, each Party desires to provide in this Master Netting Agreement for, among other things, when the Parties shall be required to Net (as defined below) Obligations (as defined below) arising under the Underlying Agreements upon the occurrence of one or more Netting Events (as defined below) and recover against the other Party under and across the Underlying Agreements as herein specified and to treat this Agreement and the Underlying Agreements as a single agreement for the purposes set forth herein and the Tokens Agreement and the Securities Purchase Agreement each as a “securities contract” (11 U.S.C. § 741), or other similar agreements; and

WHEREAS, the Parties desire that the provisions of each Underlying Agreement remain in force under each applicable Underlying Agreement to the extent such provisions are not expressly superseded or amended hereby.

NOW THEREFORE, in consideration of the mutual agreements herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party agrees as follows:

1.
Single Agreement. This Agreement is entered into in reliance on the Parties' agreement that for the purposes set forth herein this Agreement and the Underlying Agreements form a single integrated agreement between the Parties, and the Parties would not otherwise enter into this Agreement and the Underlying Agreements. The Parties hereby acknowledge and agree (a) that the Tokens Agreement and the Securities Purchase Agreement each are a “securities contract” as defined in 11 U.S.C. § 741 and that Investor shall have all rights in respect of the Underlying Agreements as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), and (b) that this Agreement is a “master netting agreement” as that term is used in 11 U.S.C. § 362(b)(27) and 11 U.S.C. § 561 and is a “master agreement” as that term is used in 11 U.S.C. § 362(b)(6) and that Investor shall have all rights in respect of this Agreement (and in respect of the Underlying Agreements as incorporated herein) as are set forth in 11 U.S.C. § 362(b)(27), 11 U.S.C. § 561, and 11 U.S.C. § 362(b)(6), including in respect of both the foregoing clause (a) and the foregoing clause (b), without limitation, all rights of credit, deduction, setoff, offset, recoupment, and netting (collectively, “Netting” or “Net”) as set forth in this Agreement, the Security Agreement and the Note.

2.
Definitions. Terms capitalized herein but not defined herein shall have the meanings given to such terms in the Securities Purchase Agreement. In the event of any conflict or inconsistency between a term defined herein and in any of the Underlying Agreements, such term as used in this Agreement shall govern and have the meaning ascribed to it in this Agreement for the purposes of this Agreement. All references to “$” shall be to lawful currency of the United States of America, unless otherwise specified. All references to Sections, Exhibits, and other provisions are to Sections, Exhibits and other provisions of this Agreement unless otherwise expressly stated. The following terms used in this Agreement are defined as follows:

“Bankruptcy Code” means Title 11 of the U.S. Bankruptcy Code.

“Basic Principal” means, with respect to any series of Notes as of the time of issuance of such series of Notes, 90% of the aggregate original principal of such Notes.

“Crypto Exchanges” shall mean the following centralized crypto exchanges Binance, OKX and Bybit.

“Holder” means any holder of Notes.

“Investor Series Basic Account” means, with respect to any series of Notes, the segregated Control Account of the Treasury Subsidiary for the benefit of the Investor, in which the Deposited FET acquired with the net proceeds of such Note of such series acquired by the Investor shall be initial deposited.

“Liquidation Event” with respect to any series of Notes, means the earlier of (x) the occurrence of a Bankruptcy Event of Default (as defined in the Note) and (y) the Maturity Date (as defined in such applicable series of Notes).

“Netting Basic Assets” means, as of any time of determination with respect to any series of Notes of the Investor, such aggregate number of Deposited Tokens (with each Deposited Token valued at the Token Exchange Price), held in the Investor Series Basic Account as of such time of determination, and/or Token Proceeds, as applicable, to be delivered (or paid) to the Investor in any Netting, in each case, as specified in a written election by the Investor (or deemed election in accordance herewith); provided, that if the Deposited Tokens in the Investor Series Basic Account are not sufficient to satisfy the Netting obligations hereunder with respect to Basic Principal of such Note of the Investor in such applicable series (each, a “Netting Basic Deficiency Event”), upon the occurrence of a Liquidation Event with respect to such series of Notes, those remaining Deposited Tokens, if any, necessary to cure such Netting Basic Deficiency Event shall be subject to Netting against such Note of the Holder from the Series General Account of such series of Notes until such Netting Basic Deficiency Event is cured;

provided, further, if at the time of such Liquidation Event, a Netting Besic Deficiency Event (as defined in the Master Netting Agreement of each such applicable Holder of Notes) exists for more than one Holder of Notes in a series, such Netting against such series of Notes with Deposited Tokens from the Series General Account shall be allocated, pro rata, between such Holders of Notes on the basis of such Holder’s then outstanding Basic Principal in respect of such series of Notes until no Netting Basic Deficiency Event exists for at least one Holder of Notes, and thereafter to the remaining Holder of Notes until all Netting Basic Deficiency Events (as defined in the Master Netting Agreement of each such applicable Holder of Notes) have been cured, in each case, prior to any distribution with respect to any Liquidation Event with respect to such series of Notes.

“Netting General Assets” means, as of any time of determination with respect to any series of Notes, such aggregate number of Deposited Tokens (with each Deposited Token valued at the Token Exchange Price) held in the Series General Account of such series of Notes as of such time of determination, and/or Token Proceeds, as applicable, to be delivered (or paid) to such Holder in any Netting, in each case, as specified in a written election by such Holder (or deemed election in accordance herewith).

“Netting Party” means the Party exercising the right to effect any Netting hereunder or under the applicable Underlying Agreement.

“Obligation” or “Obligations” means, with respect to a Party, each and every present or future payment or performance obligation or liability of such Party under this Agreement or an Underlying Agreement, whether fixed, matured, unmatured, liquidated, or unliquidated.

“OID Principal” means, with respect to any series of Notes as of the time of issuance of such series of Notes, 10% of the aggregate original principal of such Notes.

“Other Party” means the Party other than the Netting Party.

“Pro Rata Allocation” means as of any time of determination, with respect to any Note of any Holder subject to Netting, the quotient of (x) the aggregate original principal of such Note of such Holder subject to Netting (without regard to any subsequent conversions of such Note, but reduced by any Principal (as defined in the Notes) of such Note that was Exchanged thereunder (as defined in the Notes) on or prior to such time of determination), divided by (y) the aggregate original principal of all Notes issued on or prior to such time of determination (without regard to any subsequent conversions of such Notes, but reduced by any Principal of such Notes that was Exchanged thereunder on or prior to such time of determination).

“Series General Account” means, with respect to any series of Notes, the segregated Control Account of the Treasury Subsidiary for the benefit of the Holders of Notes in such series.

“Token Exchange Price” means at any time of determination, the value of the applicable Token being valued, expressed in US dollars, equal to the USD-denominated volume-weighted average price over the 24-hour period prior to the measurement time, reported on the three (3) highest-volume centralized Crypto Exchanges for such Token, as reported by Coinbase Global, Inc..

3.
Netting.

(a)
Event of Default Netting. At any time on or after the occurrence of any Event of Default under any of the Notes, but prior to the later of (x) the date of cure thereof and (y) the twentieth (20th) Trading Day after the Company has delivered written notice of the occurrence of such Event of Default to the Investor, the Investor may, at its sole discretion, by written notice to the Company, Net (each, an “Event of Default Netting”) all, or any part, of the Basic Principal under all, or any series, of the Notes held by the Investor, in whole or in part, by the cancellation of such aggregate amount of Basic Principal as set forth in such written notice (as applicable, the “Event of Default Netting Obligations”, and such portion of Basic Principal in such Netting Obligations, as applicable, the “Event of Default Netting Principal”) in exchange for such equivalent aggregate value of Netting

Basic Assets with such allocation of Netting Basic Assets as specified in such written notice. Upon the delivery of such applicable Netting Basic Assets to the Investor in such Event of Default Netting, such applicable Netting Obligations of the Note of the Investor in such series shall be deemed to be paid in full and shall be null and void.
(b)
Automatic Netting at Maturity. At the Maturity Date (as defined in the applicable Note) of a series of Notes (as applicable, the “Maturing Notes”), if any Basic Principal remains outstanding thereunder (other than any amount then subject to a Conversion Notice (as defined in the Maturing Notes)) (the “Maturity Obligations”), such Maturity Obligations shall automatically Net by the cancellation of such Maturity Obligations in exchange for such equivalent aggregate value of Netting Basic Assets with such allocation of Netting Basic Assets as specified in a written notice by such applicable Holder delivered to the Company on or prior to the Maturity Date (or, if any such applicable Holder fails to deliver a written notice to the Company on or prior to the Maturity Date electing the allocation of Netting Basic Assets, the Netting Basic Assets shall be deemed allocated, first, from any Token Proceeds (not in excess of such applicable Holder’s Pro Rata Allocation of the Token Proceeds held in the Control Account as of the Maturity Date) and, second, from any Deposited Tokens (not in excess of such applicable Holder’s Pro Rata Allocation of the Deposited Tokens held in the Control Account as of the Maturity Date) (the “Maturity Netting”). Upon the delivery of such applicable Netting Basic Assets to each such applicable Holder in such Maturity Netting, such applicable Maturity Obligations of the Notes in such series shall be deemed to be paid in full and shall be null and void.
(c)
Automatic Netting Upon any Bankruptcy Event of Default. Upon any Bankruptcy Event of Default under the Note, if any Basic Principal is outstanding under the Notes (the “Bankruptcy Obligations”), such Bankruptcy Obligations shall automatically Net by the cancellation of such Bankruptcy Obligations in exchange for such equivalent aggregate value of Netting Basic Assets with a deemed election by such applicable Holder of an allocation of Netting Basic Assets, first, from any Token Proceeds (not in excess of the Investor’s Pro Rata Allocation of the Token Proceeds held in the Control Account as of such date of determination) and, second, from any Deposited Tokens (not in excess of the Investor’s Pro Rata Allocation of the Deposited Tokens held in the Control Account as of such date of determination)(the “Bankruptcy Netting”). Upon the delivery of such applicable Netting Basic Assets to the each such applicable Holder with respect to such Bankruptcy Netting, such applicable Bankruptcy Obligations of the Notes in such series shall be deemed to be paid in full and shall be null and void.
(d)
Automatic Netting Upon any Liquidation Event.
(i)
General. Upon any Liquidation Event of any series of Notes (as applicable “Liquidation Notes”), but only after all Basic Principal of the Notes of such series has been satisfied in full by Netting, exchange or conversion, as applicable, any OID Principal of such Liquidation Notes and any accrued and unpaid interest thereon (collectively, as applicable, the “Liquidation Obligations”) shall automatically Net by the cancellation of such Liquidation Obligations in exchange for, with respect to any given Holder, first, such Holder’s Deposited Tokens and Token Proceeds remaining in the Investor Series Basic Account (as defined in the Master Exchange Agreement of such Holder) of such Holder (if any), second, such Holder’s Pro Rata Allocation of the Token Proceeds held in the applicable Series General Account as of the date of such Liquidation Event, if any, and, third, such Holder’s Pro Rata Allocation of the Deposited Tokens held in the applicable Series General Account as of the date of the Liquidation Event, in each case, solely with respect to the Liquidation Notes (the “Liquidation Netting”).
(ii)
Remainder Note. Immediately after the delivery of such applicable Deposited Tokens and/or Token Proceeds, as applicable, to the Investor with respect to such Liquidation Netting in accordance with the foregoing, such portion of any remaining Liquidation Obligations outstanding in such applicable Initial Note (as defined in the Securities Purchase Agreement) of the Investor in such series (not in excess of the Investor’s Pro Rata Allocation of $7.5 million) shall automatically be exchanged into a new unsecured convertible note (each, a “Remainder Note”), with a twelve month maturity, in the form of the Initial Notes, mutatis mutandis; provided that no Exchanges (as defined in the Notes) or Netting shall occur thereunder and upon an Event of Default, Bankruptcy Event and/or Liquidation Event thereunder, as applicable, all such amounts thereunder shall become immediately due and payable in U.S. dollars, and immediately available funds, to the Investor. Notwithstanding the foregoing, any Liquidation Obligations in excess of Investor’s Pro Rata Allocation of $7.5 million not satisfied after Liquidation Netting shall be deemed to be paid in full and shall be null and void as of the time of the Company’s due issuance and delivery of the Remainder Note to the Investor.
(iii)
No Remainder of Additional Notes. Upon the delivery of such applicable Deposited Tokens and/or Token Proceeds, as applicable, to the each such applicable Holder with respect to such Liquidation Netting in accordance with the foregoing with respect to any series of Additional Notes (as defined in the Securities Purchase Agreement), such applicable Liquidation Obligations of the Additional Notes in such series shall be deemed to be paid in full and shall be null and void (regardless as to whether the aggregate value of such Deposited Tokens and/or Token Proceeds, as applicable, is less than the value of the Liquidation Obligations).
(e)
Transfers of Assets Following Payments in Full.
(i)
With respect to any given series of Notes, if a Liquidation Event has occurred and both the Basic Principal and Liquidation Obligations of the Note of a Holder in such series have been satisfied in full, whether by Netting or otherwise, and Deposited Tokens and/or Token Proceeds, as applicable, remain in such Holder’s Investor Series Basic Account (as defined in the Master Exchange Agreement of such Holder) with respect to such series of Notes, all of such remaining Deposited Tokens and/or Token Proceeds, as applicable, shall be transferred to the Series General Account of such series of Notes.
(ii)
At such time as no Notes of a series remain outstanding, all remaining Netting General Assets, if any, held in the Series General Account of such series shall be transferred to the Series General Account of the first subsequent series of Notes then outstanding (or held in reserve by the Treasury Subsidiary to be added to the Series General Account of the immediately subsequent series of Notes that may thereafter occur, if any); provided, further, that after the Additional Closing Expiration Date, if no Obligations remain outstanding under the Notes, such remaining unapplied Netting General Assets shall be freely available to the Treasury Subsidiary.
(f)
Miscellaneous.

(i) If the value of Netting Assets is unascertainable, the Investor may, acting in a commercially reasonable manner, estimate the value of Netting Assets thereof and Net in respect of the estimate, subject to accounting to the Borrowers when the value of Netting Assets is ascertained.

(ii) The right of Netting provided for in this Section 3 is in addition to but without duplication of, and not in limitation of, any other right or remedy available to the Parties, whether arising under this Agreement or any Underlying Agreement, Transaction Document or any other agreement, under applicable law, in equity, or otherwise. The Netting provided in this Section 3 shall be permitted without regard to fair market value of the Notes at any given time of determination and without giving effect to equitable subordination or any other condition effecting the rank or priority of any Obligations under any Underlying Agreement.

(iii) All calculations in this Agreement shall be made assuming the prior deposit, if required by any Transaction Document, into the Control Account of any additional Tokens owed by any Person to the Company or the Treasury Subsidiary as of such time of determination (including, without limitation, in accordance with the Backstop Agreement (as defined in the Securities Purchase Agreement)).

(iv) The Netting Party shall give the Other Party notice of any Netting pursuant to this Section 3, as soon as practicable thereafter, provided that failure to give such notice shall not affect the validity of the Netting.

4.
Representations and Warranties. As of the Initial Closing Date (as defined in the Securities Purchase Agreement) each Party represents and warrants to the other Party that (i) it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, formation, or organization and any other jurisdictions where its activities so require, has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary actions to authorize such execution, delivery, and performance; (ii) the person signing this Agreement on its behalf was duly authorized to do so on its behalf on the Effective Date; (iii) this Agreement and the Underlying Agreements to which it is a party constitute its legal, valid, and binding obligations, enforceable against it in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, conservatorship, receivership, moratorium, or other similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law); (iv) its execution and delivery of this Agreement does not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, any order, decree, judgment, injunction, or other judicial or governmental restriction applicable to such Party or any portion of its assets) or of the organizational documents of such Party, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Party or result in the creation or imposition of any lien on any asset of such Party other than as provided herein; and (v) the jurisdiction of the Borrowers’ incorporation, formation, or organization and the location of its chief executive office are correctly set forth in the Underlying Agreements.

5.
Interpretation. The Parties intend that (a) this Agreement constitute and be deemed to be a “master netting agreement” (or any substantially similar term) and that the Parties be deemed to be “master netting agreement participants” (or any substantially similar term) within the meaning of, and as such terms are used in, any law, rule, regulation, statute, or order applicable to the Parties' rights herein, whether now or hereafter enacted or made applicable, including, but not limited to, the Bankruptcy Code at 11 U.S.C. §§ 101(25), 101(47), 101(53B), 741(7) and 761(4); and (b) all Netting effectuated pursuant to this Agreement or any Underlying Agreement, be governed by the following Bankruptcy Code sections in the event of the bankruptcy of either Party: (i) Sections 555, 556, 559 and 560; (ii) Section 362(b)(6), (7) and/or (17); (iii) Sections 546(e)-(g); and (iv) Section 548(d)(2). The Parties also agree that such Netting contemplated hereunder or under any Underlying Agreement arise under “securities contracts” and constitute “settlement payments” as set forth in Sections 101 and 741 of the Bankruptcy Code. The Parties further intend that the Underlying Agreements constitute “securities contracts” as such term is defined in the Bankruptcy Code. Moreover, with respect to any Underlying Agreement, each Party thereto constitutes a “stockbroker”, “financial institution” or “securities clearing agency” within the meaning of, and as such terms are used in the Bankruptcy Code and/or any law, rule, regulation, statute, or order applicable to the Parties' rights herein, whether now or hereafter enacted or made applicable.

6.
Conflicts and Inconsistencies. In the event of any conflict or inconsistency between any provision of this Agreement and any provision of any Underlying Agreement concerning the matters set forth in this Agreement, the provisions of this Agreement shall govern.

7.
Miscellaneous.

(a)
Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(b)
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
(c)
Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
(d)
Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. The Parties intend that this Agreement be construed to give full effect to the intent of the Parties with respect to the Netting provisions contained herein. If any portion of the Netting contemplated herein shall be in any respect deemed or held to be invalid, illegal, or unenforceable, all other provisions of this Agreement shall survive.

(e)
Amendments. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Borrowers and the Investor.
(f)
Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be governed by the provisions of Section 9(f) of the Securities Purchase Agreement.
(g)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.
(h)
No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
(i)
Survival. The representations, warranties, agreements and covenants shall survive the Effective Date. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)
Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)
Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(l)
No Waiver. A failure or delay in exercising any right, power, or privilege in respect of any Underlying Agreement or this Agreement will not be presumed to operate as a waiver of that right, power, or privilege, and a single or partial exercise of any right, power, or privilege will not be presumed to preclude any subsequent or further exercise of that right, power, or privilege, or the exercise of any other right, power, or privilege.
(m)
Term. This Agreement shall continue in effect from the Effective Date until terminated by agreement of the Parties or, if earlier, such time as no Notes remain outstanding.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Borrowers have caused their respective signature page to this Master Netting Agreement to be duly executed as of the date first written above.

COMPANY:
INTERACTIVE STRENGTH INC. By: Name: Title:

TREASURY SUBSIDIARY:
INTERACTIVE STRENGTH TREASURY LLC By: Name: Title:

IN WITNESS WHEREOF, the Investor and the Borrowers have caused their respective signature page to this Master Netting Agreement to be duly executed as of the date first written above.

INVESTORS:
[INVESTOR] By: Name: Title:

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